                                                              Project chargeback

Highly Confidential

Presentation to the Special
Committee of the Board of
Directors

June 2, 1999

                                                              Project Chargeback

  TABLE OF CONTENTS

         I.    Transaction Overview

         II.   Marketing Process Summary

         III.  Company Overview

         IV.   Valuation Summary

         Appendices
         A. Comparable Companies Descriptions
         B. Weighted Average Cost of Capital

                                                              Project chargeback

I. Transaction Overview

                                                              Project Chargeback


                              Transaction Overview

The Recapitalization:      Pursuant to the Amended and Restated Recapitalization
                           Agreement and Plan of Merger, MergerCo, a newly-formed, acquisition company wholly-owned by
                           Bedrock (the "Investor"), will merge with and into Chargeback, and each Chargeback share of common stock, $0.01 par value (the "Common Stock"), will be converted into the right to receive $21.00 per share in cash.

Management Investors:      John Kane, Chairman of the Board of Directors, George
                           Wilson, President and Chief Executive Officer and certain other senior executives of the Company will exchange a portion of their Common Stock and options to acquire Common Stock for an equity interest in the surviving company.

Financing:                 Bedrock has received commitment letters from Fleet
                           National Bank ("Fleet") and Mainsail Capital, an affiliate of Fleet, to provide the debt financing necessary to consummate the transaction.

Accounting Treatment:      Recapitalization accounting. The historical basis of
                           the Company's assets and liabilities will not be affected.

                                                              Project Chargeback

                              Transaction Overview

Tax Treatment:                      Fully taxable transaction to selling
                                    shareholders.

Options: All existing Company stock options will vest upon the consummation of the transaction. A portion of the options held by the Management Investors will be converted into equity interests in the surviving company. All other options will be cashed out by the Company at the closing of the transaction at their "in-the-money" value.

 New Management Options:            It is expected that the management of the
                                    surviving company will receive new
                                    performance-based stock options.

Timing: Consummation of the transaction will require the preparation of a merger proxy followed by shareholder approval. Closing of the transaction is expected by mid to late August (the "Effective Time").

                                                              Project Chargeback

THE RECAPITALIZATION

Step 1: Prior to the Effective Time


[FLOW CHART GRAPHIC]


-  Bedrock contributes
   cash in exchange for
   Preference Stock

-  Management
   Investors  convert
   some of their
   Common Stock to
   Preference Stock

                                                              Project Chargeback

THE RECAPITALIZATION

Step 2:  At the Effective Time

MergerCo Merges With and Into the Company:

- All Preference Stock converted into "new" common and preferred stock

- The Company consummates debt financing

- All existing Common Stock canceled in exchange for $21.00 per share in cash



[FLOW CHART GRAPHIC]

                                                              Project Chargeback

                           Significant Contract Terms

Voting Agreement:          To be delivered at the signing by John Kane and
                           George Wilson, representing approximately 33 percent of the outstanding Common Stock.


"No Shop"
Provision:                 The Company may not, directly or indirectly, solicit,
                           initiate, or encourage a Competing Transaction.


Fiduciary Out:             The Company's board of directors may terminate the
                           merger agreement to accept an unsolicited, superior third party offer.


Breakup Fee:               $2.3 million plus expenses, payable in the event the
                           Company terminates the merger agreement in connection with a third party offer.


Significant Closing        Funding obtained as contemplated by the commitment
Conditions:                letters, approval by a majority of the Company's
                           shareholders, no Company Material Adverse Effect, and the Company shall have entered into a satisfactory employment agreement with George Wilson and terminated the existing employment agreement with John Kane.

Ongoing
Management:                The Company's existing management is expected to
                           remain in place, with the exception of John Kane, who will resign as Chairman upon the closing of the transaction.

Ongoing Board
Composition:               Seven member board. Members will include John Kane,
                           George Wilson, Mark Rossi, Stephen L. Larson, Michael
                           Najjar, and two 8 additional members to be mutually decided upon.

                                                              Project Chargeback

                            Sources and Uses of Funds

(000's, except per share data)

                                     Sources
                                     -------

Excess Cash(1)                                                           $ 9,500
Revolver                                                                   6,000
Term Debt                                                                 30,000
Subordinated Debt                                                          9,000

Sponsor Group Equity
     Preferred Stock                                                     $18,621
     Common Stock                                                          6,207
                                                                         $24,828
                                                                         -------
Management Investors Rollover Equity
     Preferred Stock                                                     $ 4,307
     Common Stock                                                          1,436
                                                                         -------
                                                                         $ 5,743

TOTAL SOURCES OF FUNDS                                                   $85,071


                                      Uses
                                      ----

Diluted Common Shares Outstanding                                          3,837

Offer Price Per Share                                                    $ 21.00

Purchase Price of Equity                                                 $80,571

Plus:  Outstanding Debt                                                       --

Transaction Costs                                                          4,500
                                                                         -------

TOTAL USES OF FUNDS                                                      $85,071

----------
(1) Estimated 7/31/99 cash balance, per management's projection.

                                                              Project Chargeback

                             Initial Capitalization

(000's)

                                                                     % of Total
Initial Capitalization                                Amount           Sources
----------------------                                ------           -------
Revolver                                              $ 6,000              7.9%
Term Debt                                              30,000             39.7%
Subordinated Debt                                       9,000             11.9%
                                                      -------            -----
TOTAL DEBT                                            $45,000             59.5%

Equity Contribution                                    30,571             40.5%
                                                      -------            -----
Total Sources of Funds                                $75,571            100.0%

                                                              Project Chargeback

                       Valuation Multiples at Offer Price

(000's, except offer price)

                                                   Price             Premium
                                                   -----             -------
Offer Price                                       $21.00
Pre-Announcement Closing Prices
    2/12/1999 (One Day prior)                     $20.25               3.7%
    2/8/99 (Five Days prior)                      $19.50               7.7%
    1/19/99 (Four Weeks prior)                    $18.63              12.8%
    52 Week High (4/23/98)                        $22.00
    52 Week Low (12/8/98)                         $16.75


Diluted Shares Outstanding                         3,837
Enterprise Value Calculation
   Equity Market Value                           $80,571
   Net Debt                                      ($9,000) (1)
                                                 -------
Enterprise Value:                                $71,571


                                               Actual                       Pro Forma (2)                         Projected
                                            FYE 2/28/99                      FYE 2/28/99                         FYE 2/29/00
                                            -----------                      -----------                         -----------
Chargeback                           Amount(3)        Multiple        Amount(3)        Multiple        Amount(3)(4)        Multiple
----------                           ---------        --------        ---------        --------        ------------        --------
Revenues (5)                         $55,690            1.3x           $51,634            1.4x           $59,540            1.2x
EBITDA (5)                           $10,102            7.1x           $10,301            6.9x           $10,193            7.0x
EBIT (5)                             $ 6,284           11.4x           $ 6,499           11.0x           $ 5,860           12.2x
EBITDA - Capex (5)                   $ 3,988           17.9x           $ 5,701           12.6x           $ 5,493           13.0x
Net Income (6)                       $ 4,913           16.4x           $ 4,500           17.9x           $ 4,055           19.9x

----------
(1)      Estimated cash balance as of May 31, 1999. Source: Company Management.
(2) Pro Forma figures exclude ECS operations and gain on sale of ECS division. Pro forma capital expenditures reduced to $4.6 million from actual $6.1 million to remove effect of non-recurring items.
(3)      Source: Form 10-K.
(4) Includes $900,000 of personnel-related and public company costs (the "Cost Savings") which were previously eliminated in the post-transaction budget prepared by management in connection with the transaction announced in February.
(5)      Enterprise value multiples.
(6)      Equity value multiple.

                                                              Project Chargeback

                              II. Marketing Process

                                                              Project Chargeback

                            Chronology of Events (1)

                        Marketing Activity                                                                     Time Period
                        ------------------                                                                     -----------
Preparation of Marketing Materials                                                                     July - September 1998

Discussions with Strategic and Financial Buyers                                                        September - November

Preliminary Indications of Interest Due (9 received)                                                   November 12

Detailed Management Presentations to Six Bidders                                                       December 9 - 11

Second Round Indications of Interest Due (3 received)                                                  December 22

Finalist Due Diligence                                                                                 January 11 - February 8, 1999

Final Bids Due (3 received)                                                                            February 8

Negotiations with Bedrock                                                                              February 9 - 16

Recapitalization Agreement Signed                                                                      February 17


(1) Reflects events leading up to February 17(th) Recapitalization Agreement and Plan of Merger (the "February 17(th) Agreement").

                                                              Project Chargeback


                         Review of the Marketing Process

                                                  Received         Submitted Initial       Submitted Revised
                                    Number        Selling            Indication of            Indication of             Submitted
                                  Contacted         Memo                Interest                 Interest                Final Bid
                                  ---------         ----                --------                 --------                ---------
Strategic Buyers                      13             3                     0                         0                        0
Financial Buyers                      29            24                     9                         3                        3

                                                              Project Chargeback

                      Summary of Indications Received (1)

                                   Preliminary Value           Revised Value        Final Value
          Bidder                      Indication                 Indication          Indication
          ------                      ----------                 ----------          ----------
          Bedrock                    $22.00 - $24.00           $23.50 - $24.50         $24.75(2)

          Bidder #2                  $22.00 - $25.00           $25.00 - $26.00         $24.00

          Bidder #3                  $21.50 - $24.40           $23.00 - $24.00         $23.50

          Bidder #4                  $21.00 - $23.50

          Bidder #5                  $21.00 - $23.00

          Bidder #6                  $20.00 - $23.00

          Bidder #7                  $20.00 - $21.00

          Bidder #8                       $20.00

          Bidder #9                       $20.00

(1) Reflects indications of value received in auction process which culminated in the February 17(th) Agreement. Such indications were based upon financial projections which have since been revised.

(2)      Subsequently raised to $25.25.

                                                              Project chargeback

                             III. Company Overview

                                                              Project Chargeback

                         Chargeback Price Volume Chart


                    [Chargeback Price Volume Chart Graphic]

                   Daily Prices: June 2, 1998 to June 1, 1999

Source: IDD Information Services/Tradeline

                                                              Project Chargeback

                            Chargeback Trading Volume

               Percent of Total Volume Traded at Specified Prices
                     February 16, 1998 to February 16, 1999




                                  [Bar Chart]




                               DAILY CLOSING PRICE

Graph shows aggregate trading volume of 1,324,600 cumulative shares, which represents 37% of the 3,539,600 shares outstanding as reported on 4/23/99.


Source: IDD Information Services/Tradeline

                                                              Project Chargeback

                            Chargeback Trading Volume

               Percent of Total Volume Traded at Specified Prices
                        February 17, 1999 to June 1, 1999



                                  [Bar Chart]



                               DAILY CLOSING PRICE

Graph shows 788,800 cumulative shares, 22% of the 3,539,600 shares outstanding as reported on 6/01/99.

     Source: IDD Information Services/Tradeline

                                                         Project Chargeback


                      Chargeback vs. Nasdaq Composite Index
                   (Based on Closing Prices for last 5 years)


                               [Chargeback Chart]

                 Daily: February 16, 1994 to February 16, 1999

Source: IDD Information Services/Tradeline

                                                              Project Chargeback

                         Chargeback vs. Various Indices


                               [Chargeback Chart]


Source: IDD Information Services/Tradeline

                                                              Project Chargeback

                               Ownership Summary

                             Chargeback Affiliates
                             ---------------------

                                                        Common                 % of
Beneficial Owner                                     Stock Owned (1)        Outstanding
----------------                                     ---------------        -----------
John T. Kane                                              652,750              18.4%
George P. Wilson
    Wilson Family Partnership                             116,414               3.3%
    Kane Family Trust                                      35,200                *
    Owned Outright                                        372,500              10.5%
                                                        ---------              ----
       Total                                            1,176,864              33.2%
Cid Yousefi                                                 9,400                *
John P. Jones                                               5,400                *
Chris Rickborn                                              1,500                *
Steve Smith                                                 2,500                *
Patrick J. Raftery                                          1,800                *
Scott Modist                                                  200                *
                                                        ---------              ----
   Senior Management                                    1,197,664              33.8%
                                                        ---------              ----

James F. Courbier                                           8,000               0.2%
Marc M. Watson                                              3,000               0.1%
Peter Marx                                                  1,000               0.0%
                                                        ---------              ----
   Outside Board Members                                   12,000               0.3%
                                                        ---------              ----
   Total Employees and Board Members                    1,209,664              34.2%
                                                        =========              ====


                Chargeback Institutional Investors
                ----------------------------------

                                                          Common                 % of
Beneficial Owner                                      Stock Owned (2)         Outstanding
----------------                                      ---------------         -----------
SafeCo Asset Management Company(3)                        383,000                10.8%
FMR Corporation                                           353,000                10.0%
Laifer Capital Management, Inc.                           152,000                 4.3%
Dimensional Fund Advisors Inc                             113,000                 3.2%
Barclays Bank PLC                                          73,000                 2.1%
Scudder Kemper Investments, Inc.                           26,000                  *
Mellon Bank Corporation                                    14,000                  *
Rosenberg Institutional Equity Management                  12,000                  *
Donaldson, Lufkin & Jenrette, Inc                           1,000                  *
Bankers Trust Company                                       1,000                  *
                                                        ---------                ----
Total Institutional Holdings                            1,128,000                31.9%
                                                        =========                ====

Ownership Summary
-----------------
Total Employees and Board Members                       1,209,664                34.2%
Total Institutional Holdings                            1,128,000                31.9%
Retail Float                                            1,201,936                34.0%
                                                        ---------                ----
Total Shares Outstanding (4)                            3,539,600               100.0%
                                                        =========                ====

----------
 *       Less than 0.1%.

(1) Source: Ownership numbers provided by the Company. Excludes outstanding options.

(2)      Source: Vickers database as of June 2, 1999

(3)      Source: Schedule 13G filed March 31, 1999.

(4)      Source: Company management.

                                                              Project Chargeback

            Historical and Projected Consolidated Income Statements


(000's, except per share data)

                                                                               1999 Quarterly Summary
                                                            -----------------------------------------------------------

                                              1998             Q1A              Q2A              Q3A             Q4A
                                           --------         --------         --------         --------         --------
Revenues
     Sales                                 $ 22,528         $  5,988         $  7,552         $  6,913         $  6,265
     Total Service, Support & Rental         27,256            7,270            7,472            7,517            6,712
                                           --------         --------         --------         --------         --------
          Total Revenues                   $ 49,784         $ 13,258         $ 15,025         $ 14,430         $ 12,977

Expenses
     Cost of Revenues                      $ 20,553         $  5,287         $  6,796         $  5,955         $  5,516
     Product Development                      2,982              762              711              731              841
     Selling Expenses                         7,153            1,907            2,003            1,870            1,740
     General & Administrative                14,609            3,929            3,894            4,195            3,270
                                           --------         --------         --------         --------         --------
          Total Expenses                   $ 45,297         $ 11,885         $ 13,404         $ 12,750         $ 11,367
          Operating Income                 $  4,487         $  1,373         $  1,621         $  1,680         $  1,610
                                           ========         ========         ========         ========         ========
          Growth Rate                          20.3%
          Margin                                9.0%            10.4%            10.8%            11.6%            12.4%

     Depreciation                          $  2,688         $    688         $    645         $    761         $    969
     Amortization                             1,160              249              171              177              158
                                           --------         --------         --------         --------         --------
          EBITDA                           $  8,335         $  2,310         $  2,437         $  2,618         $  2,737
                                           ========         ========         ========         ========         ========
     Depreciation                          $  2,688         $    688         $    645         $    761         $    969
     Amortization                             1,160              249              171              177              158
                                           --------         --------         --------         --------         --------
          EBIT                             $  4,487         $  1,373         $  1,621         $  1,680         $  1,610
                                           ========         ========         ========         ========         ========
Interest Income/(Expense)                       616              188              190              185              197
Gain on Asset Disposition                                                                          830
     Income before Income Taxes               5,102            1,561            1,811            2,695            1,807

Income Taxes                                 (1,944)            (593)            (688)          (1,011)            (669)
                                           --------         --------         --------         --------         --------
     Net Income                            $  3,158         $    968         $  1,123         $  1,684         $  1,137
                                           ========         ========         ========         ========         ========
     Growth Rate                                 21%
     Earnings per Share:
          Basic                            $   0.91         $   0.28         $   0.32         $   0.48         $   0.32
          Diluted                          $   0.85         $   0.25         $   0.29         $   0.45         $   0.30


                                                                  For The Year Ended February 28,
                                           ----------------------------------------------------------------------------
                                                                                    Forecasted
                                                            -----------------------------------------------------------
                                            1999A            2000(1)           2001             2002              2003
                                           --------         --------         --------         --------         --------
Revenues
     Sales                                 $ 26,718         $ 31,349         $ 38,841         $ 44,356         $ 49,019
     Total Service, Support & Rental         28,972           28,192           30,090           32,111           34,182
                                           --------         --------         --------         --------         --------
          Total Revenues                   $ 55,690         $ 59,540         $ 68,931         $ 76,467         $ 83,202

Expenses
     Cost of Revenues                      $ 23,554         $ 24,009         $ 26,597         $ 28,861         $ 30,318
     Product Development                      3,044            3,377            3,675            3,975            4,275
     Selling Expenses                         7,520            8,745            9,416            9,981           10,619
     General & Administrative                15,288           17,549           18,531           19,419           20,244
                                           --------         --------         --------         --------         --------
          Total Expenses                   $ 49,406         $ 53,680         $ 58,218         $ 62,237         $ 65,456
          Operating Income                 $  6,284         $  5,860         $ 10,713         $ 14,230         $ 17,746
                                           ========         ========         ========         ========         ========
          Growth Rate                          40.1%            -6.7%            82.8%            32.8%            24.7%
          Margin                               11.3%             9.8%            15.5%            18.6%            21.3%

     Depreciation                          $  3,063         $  3,679         $  4,066         $  4,316         $  4,416
     Amortization                               755              654              593              551              339
                                           --------         --------         --------         --------         --------
          EBITDA                           $ 10,102         $ 10,193         $ 15,372         $ 19,097         $ 22,501
                                           ========         ========         ========         ========         ========
     Depreciation                          $  3,063         $  3,679         $  4,066         $  4,316         $  4,416
     Amortization                               755              654              593              551              339
                                           --------         --------         --------         --------         --------
          EBIT                             $  6,284         $  5,860         $ 10,713         $ 14,230         $ 17,746
                                           ========         ========         ========         ========         ========
Interest Income/(Expense)                       760              680              856            1,195            1,706
Gain on Asset Disposition                       830
     Income before Income Taxes               7,874            6,541           11,569           15,425           19,452

Income Taxes                                 (2,961)          (2,486)          (4,396)          (5,861)          (7,392)
                                           --------         --------         --------         --------         --------
     Net Income                            $  4,913         $  4,055         $  7,173         $  9,563         $ 12,060
                                           ========         ========         ========         ========         ========
     Growth Rate                                 56%             -17%              77%              33%              26%
     Earnings per Share:
          Basic                            $   1.39         $   1.15         $   2.03         $   2.70         $   3.41
          Diluted                          $   1.29         $   1.06         $   1.87         $   2.49         $   3.14

Source: Historical data from SEC filings. Forecasted data from management estimates, after reversing effect of the Cost Savings.

(1) Fiscal Year 2000 ends on February 29.

                                                              Project Chargeback

              Historical and Projected Consolidated Balance Sheets

(000's, except per share data)

                                                                                          1999 Quarterly Summary
                                                                          --------------------------------------------------------

                                                              1998             Q1A             Q2A             Q3A             Q4A
                                                              ----             ---             ---             ---             ---
CURRENT ASSETS
      Cash and Cash Equivalents                           $  5,819        $  4,993        $  2,473        $  2,701        $    964
      Short Term Investment Securities                       5,208           6,770           6,121           6,600           7,383
      Accounts Receivable                                    8,178           8,243           9,454          10,864          10,600
      Inventories                                            2,465           3,694           3,940           3,530           3,946
      Deferred Income Taxes                                    234             832           1,014           1,130           1,166
      Other Current Assets                                     444             379             409             388             415
                                                          --------        --------        --------        --------        --------
          Total Current Assets                              22,348          24,911          23,411          25,213          24,474
NON-CURRENT ASSETS
      Investment Securities                                  2,497           2,490           3,905           3,687           2,772
      Property Plant & Equipment                             6,418           6,647           7,306           8,009           9,302
      Intangible Assets, Net                                 3,111           2,862           2,654           2,468           2,312
      Deferred Income Taxes                                    556             648             623             637             562
      Other Assets                                             184             187             203             238             321
                                                          --------        --------        --------        --------        --------
      Total Non-Current Assets                              12,766          12,834          14,691          15,039          15,269
TOTAL ASSETS:                                               35,114          37,745          38,102          40,252          39,743
                                                          ========        ========        ========        ========        ========
LIABILITIES
      Accounts Payable                                       1,720           1,999           2,255           1,426           2,084
      Accrued Expenses                                       3,878           4,880           4,714           6,179           3,673
      Unearned Income                                        1,337           1,213             979             781             925
      Deferred Income Taxes                                     --              --              --              --              --
                                                          --------        --------        --------        --------        --------
          Total Liabilities                                  6,935           8,092           7,948           8,386           6,682
OWNERS' EQUITY
      Common Stock and Addt'l Paid in Capital               11,529          12,090          12,559          12,730          12,786
      Retained Earnings                                     18,830          19,798          20,921          22,605          23,743
      Cumulative Translation Adjustment                        (45)            (48)           (153)            (92)            (91)
      Unrealized Gain on Investment Securities, Net             52              --              --              --              --
      Treasury Stock                                        (2,187)         (2,187)         (3,173)         (3,377)         (3,377)
                                                          --------        --------        --------        --------        --------
          Total Owners' Equity                              28,179          29,653          30,154          31,866          33,061
TOTAL LIABILITIES & EQUITY:                                 35,114          37,745          38,102          40,252          39,743
                                                          ========        ========        ========        ========        ========


                                                                               For The Year Ended February 28,
                                                        ----------------------------------------------------------------------------
                                                                                                   Forecasted
                                                                               ----------------------------------------------------
                                                           1999A               2000(1)         2001            2002            2003
                                                           -----               -------         ----            ----            ----
CURRENT ASSETS
      Cash and Cash Equivalents                         $ 11,119           $ 12,966        $ 17,333        $ 24,961        $ 35,420
      Short Term Investment Securities                        --                 --              --              --              --
      Accounts Receivable                                 10,600             12,316          14,258          15,817          17,210
      Inventories                                          3,946              4,601           5,502           6,187           6,501
      Deferred Income Taxes                                1,166              1,202           2,126           2,835           3,575
      Other Current Assets                                   415              1,054           1,220           1,353           1,473
                                                        --------           --------        --------        --------        --------
          Total Current Assets                            27,246             32,138          40,440          51,154          64,179
NON-CURRENT ASSETS
      Investment Securities                                   --                 --              --              --              --
      Property Plant & Equipment                           9,302             10,323          10,856          11,140          11,324
      Intangible Assets, Net                               2,312              1,658           1,066             515             176
      Deferred Income Taxes                                  562                588           1,040           1,387           1,749
      Other Assets                                           321                369             427             474             516
                                                        --------           --------        --------        --------        --------
      Total Non-Current Assets                            12,497             12,938          13,389          13,516          13,765
TOTAL ASSETS:                                             39,743             45,076          53,829          64,670          77,943
                                                        ========           ========        ========        ========        ========
LIABILITIES
       Accounts Payable                                    2,084              1,267           1,374           1,469           1,545
       Accrued Expenses                                    3,673              5,368           5,822           6,224           6,546
       Unearned Income                                       925                981           1,735           2,314           2,918
      Deferred Income Taxes                                   --                344             609             811           1,023
                                                        --------           --------        --------        --------        --------
          Total Liabilities                                6,682              7,960           9,540          10,818          12,031
OWNERS' EQUITY
      Common Stock and Addt'l Paid in Capital             12,786             12,786          12,786          12,786          12,786
      Retained Earnings                                   23,743             27,798          34,971          44,534          56,594
      Cumulative Translation Adjustment                      (91)               (91)            (91)            (91)            (91)
      Unrealized Gain on Investment Securities, Net           --                 --              --              --              --
      Treasury Stock                                      (3,377)            (3,377)         (3,377)         (3,377)         (3,377)
                                                        --------           --------        --------        --------        --------
          Total Owners' Equity                            33,061             37,117          44,289          53,853          65,913
TOTAL LIABILITIES & EQUITY:                               39,743             45,076          53,829          64,670          77,943
                                                        ========           ========        ========        ========        ========

Source: Historical data from SEC filings. Forecasted data from management estimates.
(1)  Fiscal Year 2000 ends on February 29.

                                                              Project Chargeback

                                Financial Update

                         Quarter Ended February 28, 1999

(000's, except per share data)

                               Previous
                             Projection(1)              Actual              Difference
                             -------------              ------              ----------
Revenue                         $13,278                $12,977                 $ (301)                 (2.3%)
EBITDA                            2,943                  2,737                   (206)                 (7.0%)
EBIT                              1,998                  1,610                   (388)                (19.4%)
Net Income                        1,359                  1,137                   (222)                (16.3%)
Diluted EPS                        0.36                   0.30                  (0.06)                (17.4%)

Capex                             1,515                  2,262                    747                  49.3%
EBITDA - Capex                    1,428                    475                   (953)                (66.7%)
D&A                                 945                  1,127                    182                  19.3%

Source:  Financial information from management.
(1) Management projections provided to Bedrock prior to signing the February 17th Agreement.

                                                              Project Chargeback

                                Financial Update

                         Fiscal Year 1999 Pro Forma (1)

(000's, except per share data)

                                      Previous
                                    Projection(2)            Actual               Difference
                                    -------------            ------               ----------
Revenue                                $51,935               $51,634               $  (301)               (0.6%)
EBITDA                                  10,507                10,301                  (206)               (2.0%)
EBIT                                     6,887                 6,499                  (388)               (5.6%)
Net Income                               4,739                 4,500                  (239)               (5.0%)
Diluted EPS                               1.24                  1.17                 (0.07)               (5.3%)

Capex                                    5,250                 6,114                   864                16.5%
EBITDA - Capex                           5,257                 4,187                (1,070)               (20.3%)
D&A                                      3,620                 3,803                   183                 5.0%


Source:  Financial information from management estimates.
(1) Pro Forma figures exclude ECS operations and gain on sale of ECS division.
(2) Management projections provided to Bedrock prior to signing the February 17th Agreement.

                                                              Project Chargeback

                                Financial Update

                                Fiscal Year 2000

(000's, except per share data)

                                     Previous              Current
                                   Projection(1)          Projection            Difference
                                   -------------          ----------            ----------
Revenue                               $64,054               $59,540                (4,514)                 (7.0%)
EBITDA                                 15,511                10,193                (5,318)                (34.3%)
EBIT                                   11,246                 5,860                (5,386)                (47.9%)
Net Income                              7,606                 4,055                (3,551)                (46.7%)
Diluted EPS                              1.99                  1.06                 (0.93)                (46.8%)

Capex                                   4,000                 4,700                   700                  17.5%
EBITDA - Capex                         11,511                 5,493                (6,018)                (52.3%)
D&A                                     4,265                 4,333                    68                   1.6%

(1) Management projections provided to Bedrock prior to signing the February 17th Agreement, revised to add back the Cost Savings which had been anticipated in management's post-transaction budget.

                                                              Project Chargeback

                                    FINANCIAL
                                     UPDATE

        COMPARISON OF PROPOSED TRANSACTION TO FEBRUARY 17TH TRANSACTION

          (000's, except per share data)

                                                                               February 17th         Proposed
                                                                                 Transaction        Transaction        Difference
                                                                                 -----------        -----------        ----------
          Purchase Price                                                          $  25.25            $ 21.00          -16.8%
          Shares Outstanding                                                         3,899              3,837
               Equity Value                                                         98,449             80,571          -18.2%
               Expected Cash at Closing                                            (14,000)            (9,500)         -32.1%
                    Enterprise Value                                                84,449             71,071          -15.8%

                                                                               February 17th         Proposed
          Valuation Multiples                                                  Transaction(1)      Transaction(2)
                                                                               --------------      --------------
               Enterprise Value to:
                    Fiscal 1999 EBITDA                                              8.0x               6.9x
                    Fiscal 2000 EBITDA                                              5.4x               7.0x

                    Fiscal 1999 EBIT                                               12.3x              10.9x
                    Fiscal 2000 EBIT                                                7.5x               12.1x

                    Fiscal 1999 EBITDA - Cap Ex                                    19.2x              17.0x
                    Fiscal 2000 EBITDA - Cap Ex                                     7.3x               12.9x

               Equity Value to:
                    Fiscal 1999 Net Income                                         20.8x              17.9x
                    Fiscal 2000 Net Income                                         12.9x              19.9x

          (1) Valuation multiples relate to financial results and projections provided to Bedrock prior to the February 17th Agreement.

          (2) Valuation multiples relate to revised financial results and projections provided to Bedrock subsequent to the February 17th Agreement.

                                                              Project Chargeback

                                    FINANCIAL
                                     UPDATE

                                                                             FOR THE YEAR ENDED FEBRUARY 28,
                                                ACTUAL                                   FORECASTED
                                               1999 (1)            2000              2001              2002              2003
                                               --------            ----              ----              ----              ----
           Revenue
                 Previous Projection           $ 51,935          $ 64,054          $ 77,036          $ 86,684          $ 96,668
                 Current Estimate                51,634            59,540            68,931            76,467            83,202
                                               --------          --------          --------          --------          --------
                      Difference               $    301          $  4,514          $  8,105          $ 10,217          $ 13,466
                      % Revision                  (0.6%)            (7.0%)           (10.5%)           (11.8%)           (13.9%)

           EBITDA
                 Previous Projection(2)        $ 10,507          $ 15,511          $ 22,119          $ 27,341          $ 32,721
                 Current Estimate                10,301            10,193            15,372            19,097            22,502
                                               --------          --------          --------          --------          --------
                      Difference               $    206          $  5,318          $  6,747          $  8,244          $ 10,219
                      % Revision                  (2.0%)           (34.3%)           (30.5%)           (30.2%)           (31.2%)

           EBIT
                 Previous Projection(2)        $  6,887          $ 11,246          $ 17,944          $ 23,243          $ 28,740
                 Current Estimate                 6,499             5,860            10,713            14,230            17,746
                                               --------          --------          --------          --------          --------
                      Difference               $    388          $  5,386          $  7,231          $  9,013          $ 10,994
                      % Revision                  (5.6%)           (47.9%)           (40.3%)           (38.8%)           (38.3%)

           Net Income
                 Previous Projection(2)        $  4,739          $  7,606          $ 12,040          $ 15,762          $ 19,746
                 Current Estimate                 4,500             4,055             7,173             9,563            12,060
                                               --------          --------          --------          --------          --------
                      Difference               $    239          $  3,551          $  4,867          $  6,199          $  7,686
                      % Revision                  (5.0%)           (46.7%)           (40.4%)           (39.3%)           (38.9%)

           EBITDA - CAPEX
                 Previous Projection(2)        $  5,257          $ 11,511          $ 18,369          $ 23,591          $ 28,971
                 Current Estimate                 4,187             5,493            10,772            14,497            17,902
                                               --------          --------          --------          --------          --------
                      Difference               $  1,070          $  6,018          $  7,597          $  9,094          $ 11,069
                      % Revision                 (20.3%)           (52.3%)           (41.4%)           (38.6%)           (38.2%)

          (1) Fiscal year 1999 figures exclude ECS operations and gain on sale of ECS division.

          (2) Management projections provided to Bedrock prior to signing the February 17th Agreement, revised to add back the Cost Savings which had been anticipated in management's post-transaction budget.

                                                              Project chargeback

                             IV. VALUATION SUMMARY

                                                              Project Chargeback

                           COMPOSITE VALUATION SUMMARY



                                   [GRAPHIC]


          Data represents the mean of the low, median and high values derived from each valuation methodology.

                                                              Project Chargeback

            SUMMARY OF IMPLIED PRICES OF ALL VALUATION METHODOLOGIES

                   OFFER PRICE                             $   21.00


                                                              HIGH         MEDIAN         MEAN           LOW
                   DISCOUNTED CASH FLOWS                   $   27.15     $   21.87     $   21.99     $   17.57

                   COMPARABLE COMPANY MULTIPLES
                        LTM Revenue                        $   38.46     $   19.60     $   21.40     $   10.54
                        LTM EBITDA                             49.61         20.38         24.09         11.12
                        LTM EBIT                               45.54         22.94         24.97          9.26
                        LTM EBITDA - Capex (1)                 39.77         18.72         20.77          7.93
                        LTM Net Income                         28.41         17.91         18.55         11.13
                        1999 EPS                               34.05         16.31         18.44          9.96
                        2000 EPS                               33.49         23.53         24.53         16.40
                                                           ---------     ---------     ---------     ---------
                        Mean                               $   38.48     $   19.91     $   21.82     $   10.91

                   COMPARABLE TRANSACTION MULTIPLES
                        LTM Revenue                        $   49.29     $   24.80     $   27.86     $   14.54
                        LTM EBITDA                             34.31         27.44         27.84         18.82
                        LTM EBIT                               35.86         23.73         24.68         15.76
                        LTM EBITDA - Capex (1)                 33.53         22.41         23.68         12.84
                        LTM Net Income                         34.94         19.99         21.65         14.29
                                                           ---------     ---------     ---------     ---------
                        Mean                               $   37.59     $   23.67     $   25.14     $   15.25

          (1) For purposes of this analysis, the Company's LTM capital expenditures have been reduced from $6.1 million (actual) to $4.6 million to remove the impact of non-recurring items.
32

                                                              Project chargeback

                        A. DISCOUNTED CASH FLOW ANALYSIS

                                                              Project Chargeback

                 EXISTING VS. NEW PRODUCT CONTRIBUTION ANALYSIS

                                                                   FOR THE YEAR ENDED FEBRUARY 28,
                                                                       FORECASTED
                                            ------------------------------------------------------------------------     1999-2003
                                              1999           2000            2001            2002            2003           CAGR
                                              ----           ----            ----            ----            ----           ----
           Total Revenues                   $51,634         $59,540         $68,931         $76,467         $83,202         12.7%
                                            =======         =======         =======         =======         =======
               Existing Products             50,214          55,146          58,634          61,625          64,565          6.5%
                  % change                                     9.8%            6.3%            5.1%            4.8%
               New Products (1)               1,419           4,395          10,297          14,842          18,637         90.4%
                  % change                                   209.6%          134.3%           44.1%           25.6%

           Gross Profit                     $31,224         $35,531         $42,334         $47,605         $52,884         14.1%
                                            =======         =======         =======         =======         =======
               Existing Products             30,564          32,325          34,780          36,703          38,659          6.1%
                  % change                                     5.8%            7.6%            5.5%            5.3%
               New Products (1)                 659           3,206           7,555          10,902          14,224        115.5%
                  % change                                   386.2%          135.7%           44.3%           30.5%

           Corporate G&A and Product
             Development Expenses (2)       $17,669         $20,926         $22,206         $23,394         $24,519          8.5%
                                            =======         =======         =======         =======         =======
               Existing Products             17,669          19,237          20,328          21,233          22,112          5.8%
                  % change                                     8.9%            5.7%            4.5%            4.1%
               New Products (1)                  --           1,689           1,878           2,162           2,407          N/A
                  % change                                                    11.2%           15.1%           11.3%

           EBITDA                           $10,301         $10,193         $15,372         $19,097         $22,502         21.6%
                                            =======         =======         =======         =======         =======
               Existing Products             10,253           9,899          11,491          12,814          13,567          7.3%
                  % change                                    -3.5%           16.1%           11.5%            5.9%
               New Products (1)                  48             294           3,882           6,282           8,935        269.4%
                  % change                                      N/M             N/M           61.8%           42.2%

          Source:  Management projections.

          (1) New products consist of Telemetrac, Expense Management, and Printlog.
          (2) 50% of corporate-wide product development allocated to new products. G&A expense allocated such that G&A growth in excess of 3% annually (from FY2000 base) is allocated to new products.
34

                                                              Project Chargeback

                                EXISTING PRODUCTS
                       PROJECTED UNLEVERED FREE CASH FLOWS

   (000'S)                                                               FISCAL YEARS ENDED FEBRUARY 28,
                                                                2000 (1)      2001           2002          2003
                                                                --------      ----           ----          ----
   EBITDA                                                        9,899       11,491         12,814        13,567
   Less:       Depreciation & Amortization                      (4,333)      (4,659)        (4,867)       (4,755)
                                                                ------       ------         ------        ------
   OPERATING INCOME (EBIT)                                       5,566        6,831          7,948         8,812
   Less:        Income Taxes @ 38.0%                            (2,115)      (2,596)        (3,020)       (3,348)
                                                                ------       ------         ------        ------
                  Tax-Adjusted Operating Income                  3,451        4,236          4,928         5,463

   Plus:        Depreciation & Amortization                      4,333        4,659          4,867         4,755
   Less:        Capital Expenditures                            (4,700)      (4,600)        (4,600)       (4,600)
                                                                ------       ------         ------        ------
   Cash Flow before Changes to Working Capital                   3,084        4,295          5,194         5,619

    (Increase)/Decrease in Working Capital(2)                   (1,124)      (2,170)        (1,882)       (1,561)

   FREE CASH FLOW                                              $ 1,960      $ 2,125        $ 3,313       $ 4,058

    Source: Management projections.

    (1)  Fiscal Year 2000 ends February 29.

    (2) Allocated between new and existing products based on respective revenue contribution.

                                                              Project Chargeback

                                EXISTING PRODUCTS
                     DISCOUNTED CASH FLOW IMPLIED VALUATION

(000's, except per share data)                                            FISCAL YEARS ENDED FEBRUARY 28,
                                                                    2000(1)        2001        2002        2003
                                                                    -------        ----        ----        ----
FREE CASH FLOW                                                      $ 1,960      $ 2,125      $3,313      $4,058


Present Value of Free Cash Flow Discounted at 12.4% (2)                          $ 8,801

Projected 2003 EBITDA                                               $13,567
Terminal Value at EBITDA Exit Multiple of 5.7x                       77,332

Present Value of Terminal Value Discounted at 12.4% (2)                           48,450
plus: Cash (3)                                                                     9,000
                                                                                 -------
AGGREGATE PRESENT VALUE OF EQUITY                                                $66,251
Diluted Shares Outstanding                                                         3,837
AGGREGATE PRESENT VALUE OF EQUITY PER SHARE                                      $ 17.27

                        AGGREGATE PRESENT VALUE OF EQUITY

                                  Discount Rate
                           13.9%       12.4%        10.9%
EBITDA         4.7x      $55,437      $57,751      $60,219
Exit           5.7x      $63,498      $66,251      $69,189
Multiple       6.7x      $71,559      $74,751      $78,158

                   AGGREGATE PRESENT VALUE OF EQUITY PER SHARE

                                  Discount Rate
                          13.9%        12.4%        10.9%
EBITDA         4.7x      $14.45       $15.05       $15.70
Exit           5.7x      $16.55       $17.27       $18.03
Multiple       6.7x      $18.65       $19.48       $20.37

(1)  Fiscal Year 2000 ends February 29.
(2)  Free cash flow discounted using the half year convention.
(3)  Based on the year ended 2/28/99.

                                                              Project Chargeback

                                  NEW PRODUCTS

                       PROJECTED UNLEVERED FREE CASH FLOWS

     (000'S)                                                                 FISCAL YEARS ENDED FEBRUARY 28,
                                                                     2000 (1)     2001          2002          2003
                                                                     --------     ----          ----          ----
     EBITDA                                                            294        3,882         6,282         8,935
     Less:     Depreciation & Amortization                               -            -             -             -
                                                                      ----       ------        ------        ------
     OPERATING INCOME (EBIT)                                           294        3,882         6,282         8,935
     Less:      Income Taxes @ 38.0%                                  (112)      (1,475)       (2,387)       (3,395)
                                                                      ----       ------        ------        ------
                           Tax-Adjusted Operating Income               182        2,407         3,895         5,539

     Plus:      Depreciation & Amortization                              -            -             -             -
     Less:      Capital Expenditures                                     -            -             -             -
                                                                      ----       ------        ------        ------
     Cash Flow before Changes to Working Capital                       182        2,407         3,895         5,539

      (Increase)/Decrease in Working Capital(2)                        (90)        (381)         (453)         (450)

     FREE CASH FLOW                                                  $  93      $ 2,026       $ 3,442       $ 5,089

     Source: Management projections.
     (1)  Fiscal Year 2000 ends February 29.
     (2) Allocated between new and existing products based on respective revenue contribution.

                                                              Project Chargeback

                                  NEW PRODUCTS

                     DISCOUNTED CASH FLOW IMPLIED VALUATION

(000's, except per share data)                                             FISCAL YEARS ENDED FEBRUARY 28,
                                                                     2000 (1)       2001        2002        2003
                                                                     --------       ----        ----        ----
FREE CASH FLOW                                                       $    93      $ 2,026      $3,442      $5,089


Present Value of Free Cash Flow Discounted at 60.0%(2)                            $ 3,119

Projected 2003 EBITDA                                                $ 8,935
Terminal Value at EBITDA Exit Multiple of  10.7x                      95,243

Present Value of Terminal Value Discounted at 60.0%(2)                             14,533
plus: Cash (3)                                                                          -
                                                                                  -------
Aggregate Present Value of Equity                                                 $17,652
Diluted Shares Outstanding                                                          3,837
Aggregate Present Value of Equity Per Share                                       $  4.60

                        AGGREGATE PRESENT VALUE OF EQUITY

                                      Discount Rate
                               70.0%         60.0%         50.0%
EBITDA            8.7x       $11,957       $14,926       $18,942
Exit             10.7x       $14,096       $17,652       $22,472
Multiple         12.7x       $16,236       $20,379       $26,002

                   AGGREGATE PRESENT VALUE OF EQUITY PER SHARE

                                            Discount Rate
                                 70.0%           60.0%           50.0%
EBITDA            8.7x           $3.12           $3.89           $4.94
Exit             10.7x           $3.67           $4.60           $5.86
Multiple         12.7x           $4.23           $5.31           $6.78

Source: Management projections..
(1)  Fiscal Year 2000 ends February 29.
(2)  Free cash flow discounted using the half year convention.
(3)  Based on the year ended 2/28/99.

                                                              Project Chargeback
================================================================================

                            EXISTING AND NEW PRODUCTS
                COMPOSITE DISCOUNTED CASH FLOW IMPLIED VALUATION


                        AGGREGATE PRESENT VALUE OF EQUITY

--------------------------------------------------------------------------------------------------------------------
Existing Products Discount Rate                             13.9%        12.4%         10.9%
New Products Discount Rate                                  70.0%        60.0%         50.0%
--------------------------------------------------------------------------------------------------------------------
                                    New         8.7x    $ 67,394     $ 72,676     $  79,162      4.7x       Existing
                                  Products     10.7x    $ 77,595     $ 83,903     $  91,661      5.7x       Products
                                  Multiple     12.7x    $ 87,795     $ 95,130     $ 104,160      6.7x       Multiple
--------------------------------------------------------------------------------------------------------------------


                   AGGREGATE PRESENT VALUE OF EQUITY PER SHARE

--------------------------------------------------------------------------------------------------------------------
Existing Products Discount Rate                            13.9%        12.4%        10.9%
New Products Discount Rate                                 70.0%        60.0%        50.0%
--------------------------------------------------------------------------------------------------------------------
                                  New           8.7x    $ 17.57      $ 18.94      $ 20.63        4.7x       Existing
                                  Products     10.7x    $ 20.22      $ 21.87      $ 23.89        5.7x       Products
                                  Multiple     12.7x    $ 22.88      $ 24.79      $ 27.15        6.7x       Multiple
--------------------------------------------------------------------------------------------------------------------


                 PRESENT VALUE         PRESENT VALUE OF
                   OF EQUITY           EQUITY PER SHARE
--------------------------------------------------------
High               $ 104,160              $  27.15
Median             $  83,903              $  21.87
Mean               $  84,386              $  21.99
Low                $  67,394              $  17.57
--------------------------------------------------------

                                                              Project chargeback
================================================================================


                                    ----------------------------------------


                                    D.COMPARABLE COMPANY
                                      ANALYSIS


                                    ----------------------------------------

                                                              Project Chargeback
================================================================================

                      COMPARABLE COMPANY SUMMARY VALUATION


                                   [GRAPHIC]

                                                              Project Chargeback
================================================================================


                  COMPARABLE COMPANY SUMMARY VALUATION MATRIX


(000's, except per share data)

OFFER PRICE              $21.00

                                                     ENTERPRISE VALUE /                              EQUITY VALUE /
                                      -----------------------------------------------      ---------------------------------
                                                                              LTM           LTM
                                         LTM         LTM         LTM         EBITDA -        Net       CY1999E      CY2000E
                                       Revenue      EBITDA       EBIT         Capex         Income       EPS          EPS
                                       -------      ------       ----         -----         ------       ---          ---
CHARGEBACK OPERATING PARAMETERS(1)    $51,634(2)  $10,301(2)   $6,499(2)   $5,701(2)(3)    $4,500(2)   $ 1.06(4)   $ 1.87(4)
-----------------------------------------------------------------------------------------------------------------------------------

COMPARABLE COMPANIES VALUATION
MULTIPLES
                   High                   2.7x       17.6x       25.5x       25.2x           24.2x       32.2x       17.9x
                   Median                 1.3x        6.7x       12.2x       11.0x           15.3x       15.4x       12.6x
                   Mean                   1.4x        8.1x       13.4x       12.4x           15.8x       17.4x       13.1x
                   Low                    0.6x        3.3x        4.1x        3.8x            9.5x        9.4x        8.8x
-----------------------------------------------------------------------------------------------------------------------------------

PLUS: CASH (5)                        $ 9,000     $ 9,000      $ 9,000     $9,000
-----------------------------------------------------------------------------------------------------------------------------------

DILUTED SHARES OUTSTANDING(6)           3,837       3,837        3,837       3,837          3,837
-----------------------------------------------------------------------------------------------------------------------------------
IMPLIED EQUITY VALUE PER SHARE                                                                                                MEAN
                   High              $ 38.46      $ 49.61      $ 45.54     $ 39.77         $ 28.41     $34.05      $33.49    $38.48
                   Median              19.60        20.38        22.94       18.72           17.91      16.31       23.53     19.91
                   Mean                21.40        24.09        24.97       20.77           18.55      18.44       24.53     21.82
                   Low                 10.54        11.12         9.26        7.93           11.13       9.96       16.40     10.91
-----------------------------------------------------------------------------------------------------------------------------------

(1)  Parameters exclude ECS figures.

(2) Chargeback financial information for the latest twelve months is for the year ended 2/28/99.

(3) Chargeback LTM capital expenditures reduced from $6.1 million (actual) to $4.6 million to remove impact of non-recurring items.

(4) Chargeback financial projections for CY1999 and CY2000 are for the fiscal years ended 2/29/00 and 2/28/01, respectively.

(5)  Estimated cash balance as of May 31, 1999. Source: Company Management.

(6)  Calculated using the treasury stock method and an offer price of $21.00.

                                                              Project Chargeback
--------------------------------------------------------------------------------


                  COMPARABLE COMPANY SUMMARY VALUATION MATRIX







                                                          Market Values (1)                          Three-Year Growth
                                                 -----------------------------------     EBITDA      -----------------
(000's, except per share data)         Ticker    Per Share    Equity      Enterprise     Margin      Revenue    EBITDA

GROUP A (EXISTING BUSINESS LINES)
--------------------------------------------------------------------------------------------------------------------------
Billing Concepts Corp.                  BILL       $12.50    $  472,253   $  454,462      26.6%        25.7%     26.5%

Checkpoint Systems, Inc.                CKP        $ 9.13    $  277,620   $  403,853      15.2%        21.0%     19.5%

Coinmach Laundry Corp.                  WDRY       $12.25    $  155,417   $  816,393      32.5%        41.4%     47.6%

GTECH Holdings Corp.                    GTK        $24.69    $  929,355   $1,242,660      36.6%         9.3%      9.2%

Kofax Image Products, Inc.              KOFX       $ 8.88    $   47,877   $   22,559      18.6%        16.5%     18.9%

Mac-Gray Corp.                          TUC        $ 8.94    $  112,857   $  188,567      21.0%        27.4%     34.0%

PSC Inc.                                PSCX       $10.00    $  133,996   $  218,520      18.4%        35.4%     54.3%

Sensormatic Electronics Corp.           SRM        $13.38    $1,183,798   $1,554,798      13.0%         3.5%     (4.7%)
--------------------------------------------------------------------------------------------------------------------------
                                                   HIGH                                   36.6%        41.4%     54.3%

                                                   MEDIAN                                 19.8%        23.4%     23.0%

                                                   MEAN                                   22.7%        22.5%     25.7%

                                                   LOW                                    13.0%         3.5%     (4.7%)
                                                   -----------------------------------------------------------------------


                                                                                                                  Based on
                                                               Based on Latest Twelve Months Results          Forward Results
                                                        ------------------------------------------------    -------------------
                                                                                               Equity
                                                             Enterprise Value Multiples         Value          Equity Value
                                                        -----------------------------------    Multiples        Multiples
                                                                                               -------      -------------------
                                                                                   EBITDA -      Net        CY1999E     CY2000E
(000's, except per share data)                          Revenue   EBITDA   EBIT    CAPEX        Income         EPS         EPS

GROUP A (EXISTING BUSINESS LINES)
-------------------------------------------------------------------------------------------------------------------------------
Billing Concepts Corp.                BILL                2.7x     10.1x   12.2x    13.5x         17.9x       15.4x        N/A

Checkpoint Systems, Inc.              CKP                 1.1x      7.3x   13.4x     8.6x         15.9x       13.8x       11.4x

Coinmach Laundry Corp.                WDRY                1.6x      5.0x   16.0x     7.7x           NM          NM         N/A

GTECH Holdings Corp.                  GTK                 1.3x      3.5x    7.9x     5.3x          9.5x        9.4x        N/A

Kofax Image Products, Inc.            KOFX                 0.6x     3.3x    4.1x     3.8x         11.3x        9.6x        N/A

Mac-Gray Corp.                        TUC                  1.3x     6.1x   10.5x    21.2x         15.1x       14.9x       11.2x

PSC Inc.                              PSCX                 1.0x     5.3x    8.0x     6.2x         11.4x       10.5x        8.8x

Sensormatic Electronics Corp.         SRM                  1.6x    12.1x   24.3x    20.3x           NM        22.3x       16.1x
-------------------------------------------------------------------------------------------------------------------------------
                                               HIGH        2.7x    12.1x   24.3x    21.2x         17.9x       22.3x       16.1x

                                               MEDIAN      1.3x     5.7x   11.3x     8.1x         13.2x       13.8x       11.3x

                                               MEAN        1.4x     6.6x   12.1x    10.8x         13.5x       13.7x       11.9x

                                               LOW         0.6x     3.3x    4.1x     3.8x          9.5x        9.4x        8.8x
                                               --------------------------------------------------------------------------------



Notes:

(1)  As of May 28, 1999.

See footnotes in Appendix A.

                                                              Project Chargeback
================================================================================

                  COMPARABLE COMPANY SUMMARY VALUATION MATRIX




                                                          Market Values (1)                          Three-Year Growth
                                                 -----------------------------------     EBITDA      -----------------
(000's, except per share data)         Ticker    Per Share    Equity      Enterprise     Margin      Revenue    EBITDA

GROUP B (NEW BUSINESS LINES)
-----------------------------------------------------------------------------------------------------------------------------
Brooktrout Technology, Inc.             BRKT      $18.81     $217,374      $204,278        10.7%       37.6%     12.5%

Digi International Inc.                 DGII      $ 8.38     $123,516      $126,801        12.1%        3.5%      1.1%

Omtool, Ltd.                            OMTL      $ 3.75     $ 48,472      $ 27,554         9.3%       99.3%     88.9%

Peerless Systems Corp.                  PRLS      $ 9.19     $103,753      $ 77,741        20.8%       44.8%       NM

                                                  HIGH                                     20.8%       99.3%     88.9%

                                                  MEDIAN                                   11.4%       41.2%     12.5%

                                                  MEAN                                     13.2%       46.3%     34.2%

                                                  LOW                                       9.3%        3.5%      1.1%

GROUPS A AND B COMBINED
(CHARGEBACK AS A WHOLE)

                                                  HIGH                                     36.6%       99.3%     88.9%

                                                  MEDIAN                                   18.5%       26.6%     19.5%

                                                  MEAN                                     19.6%       30.5%     28.0%

                                                  LOW                                       9.3%        3.5%     (4.7%)

Chargeback (at Offer Price)                       $21.00     $ 80,571      $ 71,571        18.1%       18.2%     19.0%
-----------------------------------------------------------------------------------------------------------------------------


                                                                                                                    Based on
                                                                 Based on Latest Twelve Months Results          Forward Results
                                                        ------------------------------------------------    -------------------
                                                                                               Equity
                                                             Enterprise Value Multiples         Value          Equity Value
                                                        -----------------------------------    Multiples        Multiples
                                                                                               -------      --------------------
                                                                                   EBITDA -      Net        CY1999E     CY2000E
(000's, except per share data)   Ticker                  Revenue   EBITDA   EBIT    CAPEX        Income         EPS         EPS

GROUP B (NEW BUSINESS LINES)
---------------------------------------------------------------------------------------------------------------------------------
Brooktrout Technology, Inc.       BRKT                    1.9x     17.6x    25.5x    25.2x       21.8x        23.2x        17.9x

Digi International Inc.           DGII                    0.7x      5.5x    10.4x     7.2x       15.3x        32.2x         N/A

Omtool, Ltd.                      OMTL                    0.9x      9.8x      NM     16.4x         NM         23.4x        13.9x

Peerless Systems Corp.            PRLS                    2.4x     11.6x    14.6x    13.5x       24.2x        17.0x        12.6x

                                            HIGH          2.4X     17.6x    25.5x    25.2x       24.2x        32.2x        17.9x

                                            MEDIAN        1.4X     10.7x    14.6x    14.9x       21.8x        23.3x        13.9x

                                            MEAN          1.5X     11.1x    16.8x    15.6x       20.4x        24.0x        14.8x

                                            LOW           0.7X      5.5x    10.4x     7.2x       15.3x        17.0x        12.6x

GROUPS A AND B COMBINED
(CHARGEBACK AS A WHOLE)

                                            HIGH          2.7X     17.6x    25.5x    25.2x       24.2x        32.2x        17.9x

                                            MEDIAN        1.3X      6.7x    12.2x    11.0x       15.3x        15.4x        12.6x

                                            MEAN          1.4X      8.1x    13.4x    12.4x       15.8x        17.4x        13.1x

                                            LOW           0.6X      3.3x     4.1x     3.8x        9.5x         9.4x         8.8x

Chargeback (at Offer Price)                 $21.00        1.4x      6.9x    11.0x    12.6x (2)   17.9x        19.9x (3)    11.2x (3)
------------------------------------------------------------------------------------------------------------------------------------


Notes:

Summary Statistics Exclude Chargeback.

(1) As of May 28, 1999, except Chargeback, which is the offer price.

(2) Chargeback LTM capital expenditures reduced from $6.1 million (actual) to $4.6 million to remove impact of non-recurring items.

(3) Chargeback financial projections for CY1999 and CY2000 are for the fiscal years ended 2/29/00 and 2/28/01, respectively.

See footnotes in Appendix A.

                                                              Project Chargeback
--------------------------------------------------------------------------------


                                    ----------------------------------------


                                    E.  COMPARABLE TRANSACTIONS
                                      ANALYSIS


                                    ----------------------------------------

                                                              Project Chargeback
--------------------------------------------------------------------------------

                   COMPARABLE TRANSACTIONS SUMMARY VALUATION


                                   [GRAPHIC]


                         CHARGEBACK OPERATING PARAMETERS

                                                              Project Chargeback
--------------------------------------------------------------------------------

                COMPARABLE TRANSACTIONS SUMMARY VALUATION MATRIX

(000's, except per share data)

OFFER PRICE                          $       21.00

                                                                 ENTERPRISE VALUE /                       EQUITY VALUE /
                                               ------------------------------------------------------     -------------
                                                                                            1999FY           1999FY
                                                1999FY         1999FY         1999FY        EBITDA -          NET
                                                REVENUE        EBITDA           EBIT         CAPEX           INCOME
                                                -------        ------           ----         -----           ------
CHARGEBACK OPERATING PARAMETERS(1)(2)          $ 51,634       $ 10,301       $  6,499       $ 5,701(3)     $  4,500

COMPARABLE TRANSACTION VALUATION MULTIPLES
                        High                        3.5x          11.9x          19.8x         21.0x           29.8x
                        Median                      1.7x           9.3x          12.6x         13.5x           17.0x
                        Mean                        1.9x           9.5x          13.2x         14.4x           18.5x
                        Low                         0.9x           6.1x           7.9x          7.1x           12.2x

PLUS:  CASH(4)                                 $  9,000       $  9,000      $   9,000       $ 9,000

DILUTED SHARES OUTSTANDING(5)                     3,837          3,837          3,837         3,837           3,837

IMPLIED EQUITY VALUE PER SHARE                                                                                               MEAN
                        High                   $  49.29       $  34.31      $   35.86       $ 33.53        $  34.94        $ 37.59
                        Median                    24.80          27.44          23.73         22.41           19.99          23.67
                        Mean                      27.86          27.84          24.68         23.68           21.65          25.14
                        Low                       14.54          18.82          15.76         12.84           14.29          15.25

(1)  Chargeback financial information for the latest twelve months ended
     2/28/99.

(2)  Parameters exclude ECS results.

(3) Chargeback LTM capital expenditures reduced from $6.1 million (actual) to $4.6 million to remove impact of non-recurring items.

(4)  Estimated cash balance as of May 31, 1999. Source: Company Management.

(5)  Calculated using the treasury stock method and an offer price of $21.00.

                                                              Project Chargeback
--------------------------------------------------------------------------------


                  COMPARABLE TRANSACTIONS VALUATION SUMMARY (1)


                                                                                                                 SHARES OUT.
(000's, except per share data)                                                                 ANNOUNCED             EV
TARGET                                 TARGET                                                  EFFECTIVE             PP
         ACQUIROR                      DESCRIPTION                                              ATTITUDE         PRICE/SHARE
--------------------------------------------------------------------------------------------------------------------------------
Trident International Inc(3)           Designs, manufactures and markets piezoelectric           1/6/99                7.3
                                       impulse ink jet subsystems including printheads,         Pending           $114,534
         Illinois Toolworks Inc        inks and other related components.                       Friendly          $120,421
                                                                                                                  $ 16.500
--------------------------------------------------------------------------------------------------------------------------------
Microdyne Corp                         Designs products for use in data gathering and            12/3/98              13.1
                                       analysis, and provides outsourced technical               1/8/99           $ 86,982
         L-3 Communications Holdings   services for electronic products companies.              Friendly          $ 65,519
                                                                                                                  $ 5.000
--------------------------------------------------------------------------------------------------------------------------------
Donnelley Enterprise Solutions         Single-source provider of integrated information          5/27/98               5.1
                                       management services to professional service               7/7/98           $105,915
         Bowne & Company, Inc          organizations, primarily large law firms, investment     Friendly          $106,126
                                       banks and accounting firms.                                                $ 21.000
--------------------------------------------------------------------------------------------------------------------------------
IPC Information Systems Inc            Leader in providing integrated telecommunications        12/19/97              11.0
                                       equipment and services that facilitate the execution      4/30/98          $247,298
         Cable Systems International   of transactions by the financial trading community       Friendly          $231,634
                                                                                                                  $ 21.000
--------------------------------------------------------------------------------------------------------------------------------
Holmes Protection Group Inc            Provider of security alarm monitoring services            12/28/97              6.9
                                       and designs, sells, installs and services                 2/19/98          $142,486
         Tyco International Ltd        electronic security systems.                              Friendly         $117,141
                                                                                                                  $ 17.000
--------------------------------------------------------------------------------------------------------------------------------


                                                                             TM VALUATION MULTIPLES
                                          ---------------------------------------------------------------------------------------
(000's, except per share data)              REVENUE           EBITDA             EBIT              EBITDA-CAPEX        NET INCOME
TARGET                                       EV/REV.         EV/EBITDA          EV/EBIT           EV/EBITDA-CAPEX      PP/NET INC.
         ACQUIROR                         HIST GROWTH(2)    HIST GROWTH(2)   HIST GROWTH(2)
----------------------------------------------------------------------------------------------------------------------------------
Trident International Inc(3)                $ 32,832          $11,422            $10,187              $10,325            $7,066
                                                 3.5 x           10.0 x             11.2 x               11.1 x            17.0 x
         Illinois Toolworks Inc                 12.5%            24.2%              29.3%

----------------------------------------------------------------------------------------------------------------------------------
Microdyne Corp                              $ 58,310          $ 7,307            $ 5,673               $4,305            $4,688
                                                 1.5 x           11.9 x             15.3 x               20.2 x            14.0 x
         L-3 Communications Holdings            36.1%            13.7%               5.4%

----------------------------------------------------------------------------------------------------------------------------------
Donnelley Enterprise Solutions              $113,543          $ 2,558            ($3,964)             ($3,520)          ($3,282)
                                                 0.9 x           41.4 x *             NM                   NA                NM
         Bowne & Company, Inc                   29.6%              NM                 NM

----------------------------------------------------------------------------------------------------------------------------------
IPC Information Systems Inc                 $272,927           $28,550           $17,649              $11,785            $7,775
                                                 0.9 x             8.7 x            14.0 x               21.0 x            29.8 x
         Cable Systems International            14.5%               NM                NM

----------------------------------------------------------------------------------------------------------------------------------
Holmes Protection Group Inc                 $ 62,354           $ 4,440           ($6,420)             ($5,862)          ($4,070)
                                                 2.3 x            32.1 x *            NM                   NM                NM
         Tyco International Ltd                   NM                NM                NM

----------------------------------------------------------------------------------------------------------------------------------


*    Outliers excluded from summary statistics.

(1) Financial data excludes the results of discontinued operations, extraordinary gains and one-time charges. Diluted shares outstanding calculated using the treasury stock method.

(2) Historical growth rate is based on the three fiscal years preceeding the transaction.

(3)  Pending transaction multiples are not included in summary statistics.

                                                              Project Chargeback
--------------------------------------------------------------------------------

                  COMPARABLE TRANSACTIONS VALUATION SUMMARY (1)



                                                                                                                 SHARES OUT.
(000's, except per share data)                                                                 ANNOUNCED             EV
TARGET                                 TARGET                                                  EFFECTIVE             PP
         ACQUIROR                      DESCRIPTION                                              ATTITUDE         PRICE/SHARE
--------------------------------------------------------------------------------------------------------------------------------
Shared Technologies Fairchild Inc      Provider of shared telecommunications services           11/20/97               17.2
                                       and telecommunication systems to tenants of              12/29/97           $513,180
       Intermedia Communications Inc   modern, multi-tenant office buildings.                   Friendly           $257,642
                                                                                                                   $ 15.000
--------------------------------------------------------------------------------------------------------------------------------
DH Technology Inc                      Leading designer, manufacturer and marketer of            7/15/97                8.5
                                       impact transaction printing mechanisms, impact            8/21/97           $172,089
       Axiohm S.A.                     and thermal transaction printers.                        Friendly           $213,114
                                                                                                                   $ 25.000
--------------------------------------------------------------------------------------------------------------------------------
Colonial Data Technologies             Designs, develops and markets telecommunications          8/7/96                15.5
                                       products that support network services being             11/8/96            $135,059
       US Order inc                    developed and implemented by telephone                   Friendly           $146,055
                                       operating companies.                                                        $  9.437
--------------------------------------------------------------------------------------------------------------------------------


                                                                            LTM VALUATION MULTIPLES
                                          ---------------------------------------------------------------------------------------
(000's, except per share data)              REVENUE           EBITDA             EBIT              EBITDA-CAPEX        NET INCOME
TARGET                                       EV/REV.         EV/EBITDA          EV/EBIT           EV/EBITDA-CAPEX      PP/NET INC.
         ACQUIROR                         HIST GROWTH(2)    HIST GROWTH(2)   HIST GROWTH(2)
----------------------------------------------------------------------------------------------------------------------------------
Shared Technologies Fairchild Inc           $188,125           $44,232           $25,933               $32,254           ($6,765)
                                                 2.7 x            11.6 x            19.8 x                15.9 x              NM
       Intermedia Communications Inc            86.2%            141.3%            190.9%
----------------------------------------------------------------------------------------------------------------------------------
DH Technology Inc                           $106,773           $19,935           $15,901               $15,804           $11,048
                                                 1.6 x             8.6 x            10.8 x                10.9 x            19.3 x
       Axiohm S.A.                              21.9%             28.6%             29.0%
----------------------------------------------------------------------------------------------------------------------------------
Colonial Data Technologies                  $ 78,288           $22,014           $17,053               $19,125           $11,990
                                                 1.7 x             6.1 x             7.9 x                 7.1 x             12.2 x
       US Order inc                            106.3%            148.7%            203.4%
----------------------------------------------------------------------------------------------------------------------------------

               SUMMARY STATISTICS
High                                             3.5 x            11.9 x            19.8 x                21.0 x             29.8 x
Median                                           1.7 x             9.3 x            12.6 x                13.5 x             17.0 x
Mean                                             1.9 x             9.5 x            13.2 x                14.4 x             18.5 x
Low                                              0.9 x             6.1 x             7.9 x                 7.1 x             12.2 x
                                            =======================================================================================
      CHARGEBACK'S IMPLIED MULTIPLE AT
                  OFFER PRICE                    1.4x              6.9x             11.0x                 12.6x (4)          17.9x
                                            =======================================================================================


Legend

LTM = Latest Twelve Months

PP = Purchase Price

EV = Enterprise Value


 *   Outliers excluded from summary statistics.

(1) Financial data excludes the results of discontinued operations, extraordinary gains and one-time charges. Diluted shares outstanding calculated using the treasury stock method.

(2) Historical growth rate is based on the three fiscal years preceeding the transaction.

(3)  Pending transaction multiples are not included in summary statistics.

(4) Chargeback LTM capital expenditures reduced from $6.1 million (actual) to $4.6 million to remove impact of non-recurring items.

                                                              Project Chargeback


                                   APPENDICES

                                                              Project Chargeback

                              A. COMPARABLE COMPANY
                                 DESCRIPTIONS

                                                              Project Chargeback


                         COMPARABLE COMPANY DESCRIPTIONS


GROUP A - EXISTING BUSINESS LINES
---------------------------------

    BILLING CONCEPTS CORP.    Billing Concepts Corp. ("BCC") is a third-party
                              billing clearinghouse and information management services provider to the telecommunications industry. BCC also develops, sells and supports sophisticated billing systems for telecommunications service providers, and provides direct billing services through an in-house service bureau. BCC's customers include direct dial long distance telephone companies, operator services providers, information providers, telecommunications equipment suppliers and other telecommunication services providers.

    CHECKPOINT SYSTEMS, INC.  Checkpoint is a designer, manufacturer and distributor of integrated electronic security systems - utilizing proprietary radio frequency technologies - designed primarily to help retailers prevent losses caused by theft of merchandise. The Company markets a wide range of these systems, including electronic article surveillance (EAS) systems, closed circuit television systems, point-of-sale monitoring systems and electronic access control systems.

                                                              Project Chargeback

                         COMPARABLE COMPANY DESCRIPTIONS


   COINMACH LAUNDRY CORP.     Coinmach Laundry Corporation is a leading supplier
                              of outsourced laundry equipment services for multi-family housing properties in the United
                              States. The outsourced laundry equipment services industry provides washer and dryer services to individuals living in multi-family housing properties. The Company's core business involves leasing laundry rooms from building owners and property management companies, installing and servicing the laundry equipment and collecting revenues generated from laundry machines. The
                              Company typically sets pricing for the use of laundry machines on location, and the owner or property manager maintains the premises and provides utilities such as gas, electricity and water.

   GTECH HOLDINGS CORP.       GTECH is the world's leading operator of
                              computerized on-line lottery systems. The
                              Company's core business consists of providing on-line lottery services and products to governmental lottery authorities worldwide. The
                              Company offers its customers a full range of lottery services, including the design, assembly, installation, operation, maintenance and marketing of on-line lottery systems and instant ticket support systems and services. The Company's lottery systems consist of numerous lottery terminals located in retail outlets, central computer systems, systems software and game software, and communications equipment which connects the terminals and the central computer systems. The Company currently operates, or supplies equipment to, on-line lottery systems for 29 of the 38 on-line lottery authorities in the United States and has supplied, currently operates or has entered into contracts to operate in the future on-line lottery systems for 50 of the 77 international on-line lottery authorities.

                                                              Project Chargeback


                         COMPARABLE COMPANY DESCRIPTIONS


    KOFAX IMAGE               Kofax Image Products, Inc. is a leading supplier
    PRODUCTS, INC.            of both application software and scanner
                              enhancement products for the imaging, workflow and document management market. The Company specializes in the document capture segment of the market, which involves converting paper documents to digital electronic images, enhancing and indexing the images, and then compressing them for routing and storage. The Company's products are used in conjunction with industry standard personal computers and personal computer operating systems. The Company sells its products to a wide variety of document imaging, workflow and document management solution providers including value-added resellers, system integrators, independent software vendors and computer companies.

    MAC-GRAY CORP.            Mac-Gray is among North America's largest
                              suppliers of card and coin-operated laundry services in multiple housing facilities such as apartment buildings, colleges and universities and public housing complexes. The Company believes it is North America's largest supplier of such services to the college and university market. A substantial portion of Mac-Gray's revenue is derived from the operation of washers and dryers in laundry rooms under long-term leases with property owners. Under Mac-Gray's long-term leases the Company typically receives the exclusive right to operate laundry rooms within a multiple housing property in exchange for a percentage of the revenue collected.

                                                              Project Chargeback


                         COMPARABLE COMPANY DESCRIPTIONS


    PSC INC. PSC Inc. manufactures the world's broadest line of laser based handheld and fixed position bar code readers, verifiers, integrated sortation and point-of-sale ("POS") scanning systems for the worldwide Automatic Identification and Data Capture ("AIDC") market. The Company's products serve as the "front end" of terminals or host computers and are used to identify, capture, process and transmit data. The Company has developed products for AIDC at every stage of the product supply chain from raw material, manufacturing and warehousing, to logistics, transportation, inventory management and POS. The Company's products are used throughout the world in food, general retail, health care and other industries, and in government.

   SENSORMATIC ELECTRONICS    Sensormatic Electronics Corporation is a fully
   CORPORATION                integrated supplier of electronic security systems
                              to retailers and commercial, industrial and governmental users worldwide. The Company designs, manufactures, markets and services Electronic
                              Article Surveillance ("EAS") systems (including the reusable hard tags and disposable labels used with such systems), and Integrated Security
                              Systems which include Closed Circuit Television
                              ("CCTV") systems (including microprocessor-controlled CCTV systems and exception monitoring systems), Access Control systems and Intelligent
                              Tagging and Tracking ("ITT") systems utilizing radio frequency identification. The Company's EAS and CCTV systems and products are used by retailers to deter shoplifting and internal theft.
                              Sensormatic's CCTV, Access Control and ITT systems are used by retail and commercial/industrial customers to protect assets, information and people. The Company's products are marketed by an extensive worldwide sales and service organization complemented by a broad network of independent distributors and dealers.

                                                              Project Chargeback


                         COMPARABLE COMPANY DESCRIPTIONS

GROUP B - NEW BUSINESS LINES

  BROOKTROUT TECHNOLOGY INC.  Brooktrout Technology, Inc. is a Massachusetts
                              corporation founded in 1984 to design, manufacture and market computer hardware and software for use in electronic messaging applications in telecommunications and networking environments. Brooktrout is a supplier of advanced software and hardware products for system vendors and service providers in the electronic messaging market. The Company's products enable its customers to deliver a wide range of solutions for the integration and management of image (fax), voice and data communications in telecommunications and networking environments. The Company sells its products primarily to service providers, original equipment manufacturers and value added resellers both domestically and internationally through a direct sales force.

  DIGI INTERNATIONAL INC.     Digi International Inc. is a leading ISO
                              9001-compliant provider of data communications hardware and software that delivers seamless connectivity solutions for multiuser environments, open systems, server-based remote access and local area network markets. The two major product areas include: 1) communications interface cards for multiuser and remote access environments, and 2)
                              "physical layer" capabilities of a local area network.

                                                              Project Chargeback


                         COMPARABLE COMPANY DESCRIPTIONS


          OMTOOL, LTD.        Omtool, Ltd. designs, develops, markets and
                              supports open, client/server facsimile software, delivering solutions which automate and integrate fax communication throughout the enterprise.
                              Omtool's Fax Sr. product family, licensed typically on a shrink-wrap basis, provides users with an extensive, flexible feature set for transmitting and receiving faxes and improves an organization's management of its fax communications processes by providing a suite of utility and control functions. Fax Sr. is available on the Windows NT, Sun Solaris, HP UNIX and DEC UNIX and VMS server operating systems, and Windows 95, Windows NT, Windows 3.1.x, Macintosh,
                              Java, Activex and MS-DOS clients.

          PEERLESS SYSTEMS    Peerless Systems Corporation is a leading provider
          CORPORATION         of software-based embedded imaging systems to
                              original equipment manufacturers ("OEM"s) of digital document products. Digital document products include printers, copiers, fax machines, scanners and emerging color products, as well as multifunction products that perform a combination of these imaging functions. In order to process digital text and graphics, digital document products rely on a core set of imaging software and supporting electronics, collectively known as an embedded imaging system. The Company markets its solutions directly to OEM customers such as Adobe, Canon, IBM and Xerox.

                                                              Project Chargeback


                          COMPARABLE COMPANY STATISTICS

                                                                                       Latest Twelve Month Results
                                                                         -----------------------------------------------------
                                                                                                  Results
                                                                         -----------------------------------------------------
                                               LTM       FYE     Shares                           EBITDA-    Net    Tangible
(millions, except per share data)   Notes      Date      Date     Out.   Revenue  EBITDA    EBIT  CAPEX    Income  Book Value
                                    -----      ----      ----     ----   -------  ------    ----  -----    ------  ----------
GROUP A (EXISTING BUSINESS LINES)
---------------------------------

Billing Concepts Corp.             (a)(b)     3/31/99   9/30/98   37.2    $169.4   $45.0   $37.4   $33.6   $26.4      $96.3
Checkpoint Systems, Inc.           (c)        3/28/99  12/31/98   30.1    $364.3   $55.4   $30.1   $47.2   $17.4     $169.4
Coinmach Laundry Corp.                        3/31/99   3/31/99   12.7    $505.3  $164.4   $50.9  $105.8  $(12.0)    ($62.3)
GTECH Holdings Corp.               (d)        2/27/99   2/27/99   37.6    $972.9  $356.0  $156.7  $234.8   $97.9     $148.2
Kofax Image Products, Inc.                    3/31/99   6/30/98    5.3     $37.0    $6.9    $5.5    $6.0    $4.2      $30.6
Mac-Gray Corp.                     (e)        3/31/99  12/31/98   12.6    $146.6   $30.7   $18.0    $8.9    $7.5      ($0.9)
PSC Inc.                           (f)(g)      4/2/99  12/31/98   12.0    $222.7   $41.0   $27.4   $35.4   $11.8      ($5.3)
Sensormatic Electronics Corp.      (g)(h)     3/31/99   6/30/98   75.6    $983.9  $128.1   $63.9   $76.6   $21.3     $312.2


GROUP B (NEW BUSINESS LINES)
----------------------------

Brooktrout Technology, Inc.                   3/31/99  12/31/98   10.9    $108.9   $11.6    $8.0    $8.1   $10.0      $36.9
Digi International Inc.            (i)        3/31/99   9/30/98   14.6    $189.3   $22.9   $12.2   $17.5    $8.1      $67.2
Omtool, Ltd.                       (j)        3/31/99  12/31/98   12.7     $30.5    $2.8    $0.2    $1.7    $0.8      $25.1
Peerless Systems Corp.             (k)(l)     4/30/99   1/31/99   11.2     $32.3    $6.7    $5.3    $5.8    $4.3      $41.5

Chargeback (at Offer Price)        (m)(n)(o)  2/28/99   2/28/99    3.8     $51.6   $10.3    $6.5    $5.7    $4.5      $30.7

                                              Latest Fiscal Year Results
                                   -------   --------------------------
                                                       Results           Per Share Results
                                   -------    ------------------------  ------------------
                                      Net
(millions, except per share data)     Debt    Revenue  EBITDA    EBIT   CY1999     CY2000
                                      ----    -------  ------    ----   ------     ------
GROUP A (EXISTING BUSINESS LINES)
---------------------------------

Billing Concepts Corp.               ($17.8)   $160.8   $47.5   $41.0     0.81        N/A
Checkpoint Systems, Inc.             $126.2    $362.4   $55.7   $30.1    $0.66      $0.80
Coinmach Laundry Corp.               $661.0    $505.3  $164.4   $50.9    (0.77)       N/A
GTECH Holdings Corp.                 $313.3    $972.9  $356.0  $156.7     2.62        N/A
Kofax Image Products, Inc.           ($25.3)   $ 33.4    $5.9    $4.4    $0.92        N/A
Mac-Gray Corp.                        $75.7    $137.2   $31.8   $17.5     0.60       0.80
PSC Inc.                              $84.5    $217.2   $39.7   $26.3    $0.95      $1.14
Sensormatic Electronics Corp.        $371.0    $986.9  $126.3   $62.0    $0.60      $0.83


GROUP B (NEW BUSINESS LINES)
----------------------------

Brooktrout Technology, Inc.          ($13.1)   $100.9   $10.8    $8.0    $0.81      $1.05
Digi International Inc.                $3.3    $182.9   $31.9   $24.1    $0.26        N/A
Omtool, Ltd.                         ($20.9)    $31.1    $3.2    $0.8    $0.16      $0.27
Peerless Systems Corp.               ($26.0)    $32.6    $6.9    $5.7     0.54      $0.73

Chargeback (at Offer Price)           ($9.0)    $51.6   $10.3    $6.5    $1.06      $1.87


See explanation of footnotes on the following page.

                                                              Project Chargeback

                          COMPARABLE COMPANY FOOTNOTES

ABBREVIATIONS:

LTM          Latest twelve months.
EBIT         Earnings before interest and taxes (operating income).
EBITDA       Earnings before interest, taxes, depreciation and amortization.
CAGR         Compound annual growth rate.
EPS          Earnings per share.  Assumes fully diluted shares.
CY           Calendar year.
NM           Not meaningful.
N/A          Not available.

NOTES:

EPS estimates for CY1999 and CY2000 are from First Call, unless noted otherwise. LTM results are from reports on Forms 10-K and 10-Q and company press releases, unless noted otherwise.

(a) Balance sheet is for the previous quarter. Capital expenditures for the most recent quarter are estimated to be the same as the preceding quarter.

(b) LTM results exclude nonrecurring charges of $2.0 million for write-off of acquired in-process R&D, in connection with the acquisition of 22% of PTC in 9/98.

(c) LTM results exclude nonrecurring income of $0.6 million for reversal of previously recorded restructuring charges. Total debt is from previous quarter.

(d) LTM results exclude nonrecurring charges of $15.0 million for unconsummated merger costs.

(e)  LTM results exclude nonrecurring charges of $1.1 million for merger costs.

(f) LTM results exclude nonrecurring charges of $2.1 million for severance costs.

(g)  Market value of preferred stock is estimated to be its liquidation value.

(h)  LTM exclude $6.2 gain from litigation recovery.

(i) Digi acquired two private companies in July 1998. LTM results include the operating results of those companies from the acquisition dates through 9/30/98 but exclude nonrecurring charges of $40.2 million for write-off of acquired in-process research & development and restructuring. LTM results also exclude nonrecurring gains of $1.4 million from the reversal of a previously written off investment in subsidiary and nonrecurring charges of $1.5 million for reorganization and $1.4 million for inventory write-down in connection with a discontinued product line.

(j)  LTM results exclude nonrecurring charges of $1.1 million for restructuring.

(k) Depreciation, amortization and capital expenditures for the most recent quarter are estimated to be the same as the preceding quarter.

(l) The three-year CAGR is for the 3.08-year period from the year ended 12/31/95 to the year ended 1/31/99.

(m) LTM results exclude the operating results from, and gain on sale of, a division sold on 11/30/98.

(n) LTM capital expenditures reduced from $6.1 million (actual) to $4.6 million to remove impact of non-recurring items.

(o) CY1999 and CY2000 EPS projections are prepared by management and represent the fiscal years ending 2/29/00 and 2/28/01, respectively.

                                                              Project chargeback


                            B. WEIGHTED AVERAGE COST
                               OF CAPITAL

                                                              Project Chargeback

                           CAPITAL STRUCTURE ANALYSIS

(millions)

                                ----------------------------------------------------------------------------------------------------
                                Market Value    Market Value    Enterprise     Debt/       Equity/    Debt/     Historic   Unlevered
                                of Total Debt  of Equity (1)     Value(2)   Ent. Value   Ent. Value   Equity     Beta (3)   Beta (4)
                                ----------------------------------------------------------------------------------------------------
Billing Concepts Corp.                0.0          472.3            472.3       0.0%       100.0%       0.0%       0.39      0.39
Checkpoint Systems, Inc.            171.5          277.6            449.1      38.2%        61.8%      61.8%       0.77      0.67
Coinmach Laundry Corp.              687.5          155.4            842.9      81.6%        18.4%     442.4%       1.23      0.94
GTECH Holdings Corp                 321.0          929.4          1,250.4      25.7%        74.3%      34.5%       0.92      0.84
Kofax Image Products, Inc.             --           47.9             47.9       0.0%       100.0%       0.0%       0.48      0.48
Mac-Gray Corp.                       83.8          112.9            196.7      42.6%        57.4%      74.3%       0.65      0.56
PSC Inc.                             89.6          134.0            223.6      40.1%        59.9%      66.9%       0.70      0.61
Sensormatic Electronics Corp.       514.7        1,178.0          1,692.7      30.4%        69.6%      43.7%       1.20      1.08
------------------------------------------------------------------------------------------------------------------------------------
Mean                             $  128.5       $  267.9         $  475.8      32.3%        67.7%      90.4%       0.79      0.70
Median                           $  130.6       $  216.5         $  460.7      34.3%        65.7%      52.7%       0.74      0.64
------------------------------------------------------------------------------------------------------------------------------------

Notes:

(1)  Market value of equity as of 05/28/99.

(2)  Market value of equity plus market value of total debt.

(3) Based on Bloomberg adjusted beta calculation from two years of historical (weekly) price information compared to the S&P 500.

(4)  Unlevered Beta=Beta/[1+((total debt)(*)(1-tax rate))/total equity value)]

                                                              Project Chargeback


                                WACC CALCULATION

WACC CALCULATION INPUTS:
% Equity (%E)                                67.68%
% Debt (%D)                                  32.32%
Debt/Equity                                  47.75%


BETA (LEVERED)                               ------
BL=Bu(*)[1+((1-t)(*)D/E)]                     0.90
                                             ------

COST OF EQUITY                               ------
Ke=Rf+BL(*)(Rm-Rf)+SSR                       15.97%
                                             ------

SELECTED UNLEVERED BETA (MEAN VALUE)          0.70
Risk-Free Rate (Rf) (1)                       6.16%
Risk Premium (Rm-Rf)(2)                       8.00%
Tax Rate                                     38.00%
Small Stock Risk Premium (SSR) (3)            2.60%


COST OF DEBT
Pre-Tax Cost of Debt (Kd)(4)                  8.05%
---------------------------------------------------
WACC=[((Kd)(*)(%D))(*)(1-t)]+((Ke(*)(%E))    12.42%
---------------------------------------------------

(1)  20-year Treasury as of 5/28/99.

(2) Ibbotson Associates. Stock Bonds and Inflation, 1999 Yearbook. Large company common stocks total returns minus long term government bond total returns.

(3) Ibbotson Associates. Stock Bonds and Inflation, 1999 Yearbook. Expected small capitalization equity size premium (capitalization under $261 million).

(4)  Based on 300 basis points over the 3-month LIBOR Rate as of 5/28/99.

 62